EXHIBIT 23.2

CONSENT OF MCGLADREY LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors

International Bancshares Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-8 of International Bancshares Corporation of our reports dated February 27, 2012 relating to our audits of the consolidated financial statements and internal control over financial reporting, included and incorporated by reference in the Annual Report on Form 10-K of International Bancshares Corporation for the year ended December 31, 2011.

/s/ McGladrey LLP

Dallas, Texas

September 18, 2012